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                                                                    Exhibit 10.8



                             NON-EXECUTIVE DIRECTOR
                              STOCK OPTION PLAN OF
                         ROLLERBALL INTERNATIONAL, INC.


l.   PURPOSE

     The purpose of the Non-Executive Director Stock Option Plan (the "Director Plan") is to provide a means by which (i) each director of Rollerball International, Inc. (the "Company") who is not otherwise a full time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a "Non-Executive Director") and (ii) each person appointed as a member of an Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an "Advisor") and (iii) consultants to the Company will be given an opportunity to purchase Common Stock, $.00l par value per share, of the Company ("Common Stock"). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company's various Advisory Boards, if any, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION

     (a) The Director Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") which shall at all times consist of not less than two (2) officers or directors of the Company or other individuals who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

     (b) Grant of options under the Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.   SHARES SUBJECT TO THE PLAN

     Subject to the provisions of Section l0 hereof, the shares that may be acquired
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pursuant to options granted under the Director Plan ("Options") shall not exceed in the aggregate 100,000 shares of the Company's Common Stock.

     The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4.   ELIGIBILITY

     Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company and (iii) consultants who perform services for the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5.   NON-DISCRETIONARY GRANTS

     (a) Grants to Outside Directors

            (i) Commencing on October 1, 1997, an Option to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director upon joining the Board of Directors and on October 1 of each year provided such individual has continually served as a Non-Executive Director for the twelve month period immediately preceding the date of grant.

            (ii) Notwithstanding the foregoing, in no event will the grant amount, that is, the amount determined by multiplying the number of shares with respect to which Options have been granted by the Fair Market Value (as defined in Subsection 6(b) below) of the Company's Common Stock on the date of grant, exceed $100,000 with respect to an annual grant to a Non-Executive Director. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Non-Executive Director will be reduced accordingly.

     (b)  Grants to Advisors

            (i) Each person who is appointed as an Advisor on an Advisory Board established or maintained by the Company shall, upon such appointment and on each anniversary of the effective date of his appointment, be granted options to purchase 1,000 shares for Advisors on the terms and conditions set forth herein.

            (ii) Notwithstanding the foregoing, no Advisor who may serve on an Advisory
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Board of the Company shall be entitled to receive any options under the Director
Plan for serving as such Advisor, and in no event will the grant amount, as defined above in Section 5(a)(ii), exceed $25,000 on an annual basis to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6.   OPTION PROVISIONS

      Each Option shall be evidenced by a written agreement ("Stock Option Agreement") and shall contain the following terms and conditions:

            (a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five years from the date of grant. The term of each Option may terminate sooner than such Expiration Date if the optionee's service as a Non-Executive Director or Advisor of the Company terminates for any reason or for no reason. In the event of such termination of service, the Option shall terminate (i) for Non-Executive Directors, on the earlier of the Expiration Date or the date three
(3) months following the date of termination of service as a director and (ii) for Advisors, on the earlier of the Expiration Date or the date three (3) months following the date of termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or twelve (l2) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Executive Director or Advisor only as to that number of shares as to which it was exercisable on the date of termination of such service, in accordance with the provisions of Subsection 6(e) of the Director Plan.

            (b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. "Fair Market Value" of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is on the Nasdaq SmallCap Market, the per share closing bid price of the Common Stock on the date of grant as reported by Nasdaq SmallCap (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock or (iv) if no such quote is available, the per share price as determined by the Board of Directors.
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            (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash at the time of exercise; or

                  (ii) Payment by delivery of shares of Common Stock of the Company already owned by the optionee, which Common Stock shall be valued at Fair Market Value on the date of exercise; or

                  (iii) Payment by a combination of the methods of payment specified in Subsections 6(c)(i) and 6(c)(ii) above.

            (d) An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

            (e) All options granted under the Director Plan shall be non-qualified stock options, which do not qualify as incentive stock options within the meaning of Section 422A(b), or any successor section, of the Internal Revenue Code of l986, as amended.

7.    RIGHT OF COMPANY TO TERMINATE SERVICES
     AS A NON-EXECUTIVE DIRECTOR OR ADVISOR

      Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor or any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

8.   NONALIENATION OF BENEFITS

     No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.
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9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The Stock Option Agreements evidencing options may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to all outstanding options and the option prices thereof in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Director Plan and the number of shares subject to non-discretionary grants pursuant to Section 5 hereof shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

l0.  TERMINATION AND AMENDMENT

      Unless the Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after July 31, 2007. The Board may at any time, but not more than once every six months except to comply with changes in the Internal Revenue Code, amend, alter, suspend or terminate the Director Plan; provided, however, that the Board may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 9 hereof) the maximum number of shares which may be issued under the Director Plan; (ii) extend the term of the Director Plan; (iii) materially increase the requirements as to eligibility for participation in the Director Plan; or (iv) materially increase the benefits accruing to participants under the Director Plan. No termination, modification or amendment of the Director Plan or any outstanding Stock Option Agreement may, without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

l1.  EFFECTIVENESS OF THE PLAN

     The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore made thereunder shall be and become null and void.

l2.  GOVERNMENT AND OTHER REGULATIONS
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     The obligation of the Company with respect to options shall be subject to
(i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of l933, and
(ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

l3.  GOVERNING LAW

     The Director Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.